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                                                                 EXHIBIT NO. 2.3



                          AMENDMENT NO. 1 TO AGREEMENT
                               AND PLAN OF MERGER


         AMENDMENT NO. 1 (this "Amendment") dated as of April 6, 2001 to the AGREEMENT AND PLAN OF MERGER dated as of February 9, 2001 (the "AGREEMENT AND PLAN OF MERGER"), is made by and among The BISYS Group, Inc., a Delaware corporation ("PARENT"), Boston Institutional Group, Inc., a Delaware corporation (the "COMPANY"), and the holders of Class A Common Stock of Boston Institutional Group, Inc. identified on the signature pages hereto.

          WHEREAS, the parties hereto have executed and delivered the Agreement and Plan of Merger; and

         WHEREAS, the parties hereto desire to amend the Agreement and Plan of Merger in certain respects as hereinafter set forth in this Amendment;

         NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, intending to be legally bound hereby, the parties hereto hereby agree as follows:

         1. The first sentence of the definition of "NET EQUITY ADJUSTMENT" in
Section 2.1 of the Agreement and Plan of Merger is hereby amended to read in its entirety as follows:

                  "NET EQUITY ADJUSTMENT" means the amount, if any, by which the total stockholders' equity of the Company as set forth in the Balance Sheet (hereinafter defined) is less than $6,075,000.

         2. The first sentence of Section 3.5 of the Agreement and Plan of Merger is hereby amended to read in its entirety as follows:

                  The Parent has been furnished with each of the following: (a) the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1997, December 31, 1998, December 31, 1999 and December 31, 2000 and the related statements of earnings and shareholders equity and cash flows for the fiscal years then ended, accompanied by the notes thereto and the report thereon of the Company's independent certified public accountant (collectively, the "AUDITED FINANCIALS" and, together with the Interim Financials (as defined in clause (b) below), the "FINANCIAL STATEMENTS"); and
                  (b) the unaudited consolidated balance sheet (the "BALANCE SHEET") of the Company and its Subsidiaries as of March 31, 2001 (the "BALANCE SHEET DATE") and related unaudited consolidated statements of earnings and cash
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                  flows for the three month period then ended (collectively, the
                  "Interim Financials").


         3. Section 3.16 of the Agreement and Plan of Merger is hereby amended to replace each reference therein to "the Company's Estimated and Final Balance Sheet" to "the Balance Sheet."

         4. Section 6.7 of the Agreement and Plan of Merger is hereby deleted in its entirety.

         5. Except as amended hereby, the Agreement and Plan of Merger shall remain in full force and effect on and after the date hereof, and all references in the Agreement and Plan of Merger to the "AGREEMENT" shall be references to the Agreement and Plan of Merger as amended hereby.


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         IN WITNESS WHEREOF, each of the undersigned has duly executed this
Amendment (or caused this Amendment to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.

                                              THE BISYS GROUP, INC.


                                              By: /s/ Lynn Mangum
                                                  ---------------
                                                  Title:  Chairman and CEO


                                              BOSTON INSTITUTIONAL GROUP, INC.


                                              By: /s/ William J. Nutt
                                                  --------------------
                                                  Title:  Chairman of the Board
                                                  and President


                                              STOCKHOLDERS


                                              /s/ William J. Nutt
                                              -------------------
                                              William J. Nutt


                                              Marie E. Connolly
                                              ------------------
                                              Marie E. Connolly


                                              John W. Gomez
                                              --------------
                                              John W. Gomez




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